PROJECTIONS OF
                           ALLEGHENY ENERGY, INC., AND
                      ALLEGHENY ENERGY SUPPLY COMPANY, LLC
                                   (UNAUDITED)

         Although Allegheny Energy, Inc. ("Allegheny Energy") and Allegheny Energy Supply Company, LLC ("Allegheny Energy Supply") have from time to time issued "guidance" on earnings per share, neither Allegheny Energy nor Allegheny Energy Supply, as a matter of course, publicly discloses detailed forecasts or projections as to future financial results. However, in connection with Allegheny Energy's and Allegheny Energy Supply's efforts to arrange a consensual comprehensive restructuring of their and their affiliates' obligations, certain projections of Allegheny Energy's and Allegheny Energy Supply's future operating performance (the "Projections") were furnished to and for the limited use of credit providers. The Projections consist of summary projected balance sheets, income statements and cash flows for the first four quarters of and the year-ends 2003 and 2004, prepared as of February 12, 2003. The Projections present, to the best of their respective management's knowledge and belief, Allegheny Energy Inc.'s and Allegheny Energy Supply's expected financial position, results of operations and changes in financial position for the projection period.

         The Projections, while presented with numerical specificity, are based upon a variety of estimates and assumptions and are subject to significant uncertainties and contingencies, many of which are beyond Allegheny Energy's and Allegheny Energy Supply's control. Consequently, there can be no assurance that the Projections will be realized.

         There will likely be differences between Allegheny Energy's and Allegheny Energy Supply's projected and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. The Projections are based on estimates and assumptions, some of which are described below, that involve judgments with respect to, among other things, changes in the price of electricity and natural gas; the weather and other natural phenomena; political, economic and business conditions; growth in industry capacity; regulatory developments; the loss of significant customers or suppliers; changes in technology; changes in financial and capital market conditions; changes in business strategy or business plans; and litigation, which, though considered reasonable by Allegheny Energy and Allegheny Energy Supply, may not be realized and are inherently subject to significant business, economic, geopolitical and competitive uncertainties, many of which are beyond the control of Allegheny Energy and Allegheny Energy Supply.

         THERE CAN BE NO ASSURANCE THAT THE PROJECTIONS WILL BE REALIZED, AND ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE SHOWN. THE PROJECTIONS HAVE BEEN PRESENTED IN A SUMMARY FORMAT. IF FULL PROJECTED FINANCIAL STATEMENTS, INCLUDING ALL REQUIRED DISCLOSURES THERETO WERE PRESENTED, YOU MIGHT REACH A DIFFERENT CONCLUSION ABOUT ALLEGHENY ENERGY'S AND ALLEGHENY ENERGY SUPPLY'S PROJECTED FINANCIAL POSITIONS AND PROJECTED OPERATIONS. IN LIGHT OF THE UNCERTAINTIES INHERENT IN PROJECTIONS OF ANY KIND AND THE MATTERS DISCUSSED HEREIN, THE INCLUSION OF

THE PROJECTIONS HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION BY ALLEGHENY ENERGY, ALLEGHENY ENERGY SUPPLY OR ANY OTHER PERSON THAT THE PROJECTIONS WILL BE ACHIEVED. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE PROJECTIONS. Allegheny Energy and Allegheny Energy Supply disclosed the Projections to credit providers in connection with their consideration of a specific financing plan, and Allegheny Energy and Allegheny Energy Supply do not intend, and are under no obligation, to issue updates or supplements or otherwise revise the Projections.

         The Projections should be read together with Allegheny Energy's press release of December 19, 2002 (attached hereto as Exhibit A) and in light of the fact, noted in the press release, that Allegheny Energy and Allegheny Energy Supply are late in filing their periodic reports and will, when able, restate their financial results for the first and second quarters of 2002. The Projections should also be read together with Allegheny Energy's and Allegheny Energy Supply's periodic filings made pursuant to the Securities Exchange Act of 1934, as amended, particularly as regards the risks and uncertainties of their businesses described in "Risk Factors". You should note, however, when referring to reports filed in prior periods, that industry conditions and Allegheny Energy's and Allegheny Energy Supply's results of operations have deteriorated substantially since 2001 and earlier periods.

                      ALLEGHENY ENERGY SUPPLY COMPANY, LLC

                        PROJECTED CONDENSED BALANCE SHEET

                       PROJECTIONS AS OF FEBRUARY 12, 2003
                              (MILLIONS OF DOLLARS)


                                                                    2003      MAR-                   DEC-   2004
                                 MAR-03   JUN-03   SEP-03  DEC-03  ANNUAL      04   JUN-04  SEP-04    04   ANNUAL
--------------------------------------------------------------------------------------------------------------------
Total Property, Plant and
   Equipment                     $3,936  $3,989     3,990   3,993   3,993    3,986   3,980   3,974   3,968  3,968
Total Investments and Other
   Assets                           409     409       409     409     409      409     409     409     409    409
Total Current Assets              1,827   1,748    $1,758   1,709   1,709    1,755   1,698   1,738   1,695  1,695
Total Deferred Charges              106     100        95      89      89       83      78      72      66     66
--------------------------------------------------------------------------------------------------------------------
         TOTAL ASSETS            $6,278  $6,246    $6,252  $6,200  $6,200   $6,233  $6,165  $6,193  $6,138 $6,138
====================================================================================================================

Equity                            1,324   1,318     1,594   1,592   1,592    1,612   1,596   1,804   1,953  1,953
Preferred Stock not subject
   to Mandatory Redemption            0       0         0       0       0        0       0       0       0      0
Long Term Debt Including due
   in 1 Year                      1,854   1,855     1,805   1,805   1,805    1,805   1,806   1,806   1,799  1,799
Total Capitalization              3,178   3,173     3,399   3,397   3,397    3,417   3,402   3,610   3,752  3,752

Restructured Debt                 1,585   1,585     1,335   1,335   1,335    1,335   1,335   1,135     991    991
Short Term Debt                       4       3         8       6       6        3       3       1       0      0
Other Current Liabilities           754     720       752     708     708      724     685     722     673    673
Total Current Liabilities         2,343   2,308     2,095   2,049   2,049    2,062   2,023   1,858   1,664  1,664
Total Deferred Credits and
   Other Liabilities                757     765       758     754     754      754     740     725     722    722
   TOTAL CAPITALIZATION AND
     LIABILITIES                 $6,278  $6,246    $6,252  $6,200  $6,200   $6,233  $6,165  $6,193  $6,138 $6,138
====================================================================================================================

                      ALLEGHENY ENERGY SUPPLY COMPANY, LLC

                   PROJECTED CONDENSED INCOME (LOSS) STATEMENT

                       PROJECTIONS AS OF FEBRUARY 12, 2003
                              (DOLLARS IN MILLIONS)

                                                                             2003                                    2004
                                           QTR 1   QTR 2    QTR 3   QTR 4   ANNUAL  QTR 1   QTR 2   QTR 3   QTR 4   ANNUAL
----------------------------------------------------------------------------------------------------------------------------
Total Revenue                             $  346  $  344  $  411   $  343  $1,444  $  375  $  353  $  413  $  358   $1,499
Total Operating Expense                      286     288     298      280   1,152     274     312     293     297    1,176
Total Operating Income                        60      56     113       63     292     101      41     120      61      323
Other Deductions                               1      (5)     16       (2)     10      12     (11)     20      (1)      20
Income Before Interest Charges                59      61      97       65     282      89      52     100      62      303
Total Interest Expense                        56      66      69       67     258      67      67      67      62      263
Income before Minority Interest                3      (5)     28       (2)     24      22     (15)     33       0       40
Minority Interest                              1       1       1        1       4       1       1       1       1        4
Preferred Dividends
BALANCE FOR COMMON                        $    2  $   (6) $   27   $   (3) $   20  $   21  $  (16) $   32  $   (1)  $   36
============================================================================================================================

                      ALLEGHENY ENERGY SUPPLY COMPANY, LLC

                   PROJECTED CONDENSED STATEMENT OF CASH FLOWS

                       PROJECTIONS AS OF FEBRUARY 12, 2003
                              (DOLLARS IN MILLIONS)

                                                                  2003                                     2004
                                  QTR 1    QTR 2   QTR 3  QTR 4  ANNUAL    QTR 1   QTR 2   QTR 3   QTR 4  ANNUAL
------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM
OPERATIONS

   Net Income                     $  2      $(6)   $  26    $(2) $   20     $ 20   $(16)   $  33      (1)  $  36
   Depreciation and
       Amortization                 31       31       34     34     130       36     36       36      36     144
   Change in Unrealized Gains
       Gains on Commodity
       Contracts, Net              (23)       2       20     11      10       16     23       40      11      90

   Collateral Requirement          (79)      55        1      0     (23)       0      0        0       0       0
   Other Change in Certain
       Assets and Liabilities      (59)     (49)      46    (35)    (97)      20    (71)      42     (43)    (52)
------------------------------------------------------------------------------------------------------------------
 NET CASH FLOW FROM OPERATIONS    (128)      33      127      8      40       92    (28)     151       3     218
==================================================================================================================
 CASH FLOWS FROM INVESTING
   Capital Expenditures            (39)     (40)     (27)   (23)   (129)     (27)   (30)     (30)    (30)   (117)
   Acquisition of Businesses
       and New Investments        (348)       0        0      0    (348)       0      0        0       0       0
   Other Investments               (34)     (50)      (6)   (14)   (104)       0      0        0       0       0
NET CASH FROM INVESTING           (421)     (90)     (33)   (37)   (581)     (27)   (30)     (30)    (30)   (117)
NET CASH FROM FINANCING
   Change in Long Term Debt      1,585        0     (250)     0   1,335        0      0     (200)   (143)   (343)
   Change in Long Term                                  )
       Debt Retirement             (64)       0      (50      0    (114)       0      0        0      (7)     (7)
   Equity Contribution               0        0      250      0     250        0      0      175     150     325
   Increase in Short Term
       Debt                       (793)      (1)       5     (2)   (791)      (4)     0       (1)     (1)     (6)
   Common Dividends                (10)       0        0      0     (10)       0      0        0       0       0
------------------------------------------------------------------------------------------------------------------
NET CASH FROM FINANCING           $718      $(1)    $(45)   $(2)   $670      $(4)    $0     $(26)    $(1)    (31)
------------------------------------------------------------------------------------------------------------------
NET CHANGE IN CASH                $169     $(58)     $49   $(31) $  129      $61   $(58)     $95    $(28)    $70
==================================================================================================================

                       ALLEGHENY ENERGY, INC. CONSOLIDATED

                        PROJECTED CONDENSED BALANCE SHEET

                       PROJECTIONS AS OF FEBRUARY 12, 2003
                              (MILLIONS OF DOLLARS)

                                                                   2003                                      2004
                                   MAR-03  JUN-03  SEP-03  DEC-03 ANNUAL    MAR-04  JUN-04  SEP-04  DEC-04  ANNUAL
-------------------------------------------------------------------------------------------------------------------
 Total Property, Plant, and
    Equipment                     $ 7,455 $ 7,513 $ 7,510 $ 7,513 $  7,513 $ 7,517 $ 7,523 $ 7,520 $ 7,531 $ 7,531
 Total Investments and Other
    Assets                            648     648     648     647      647     647     647     647     647     647
 Total Current Assets               2,386   2,238   2,371   2,353    2,353   2,406   2,264   2,339   2,332   2,332
 Total Deferred Charges               791     776     761     747      747     732     717     702     687     687
-------------------------------------------------------------------------------------------------------------------
 TOTAL ASSETS                     $11,280 $11,175 $11,290 $11,260 $ 11,260 $11,302 $11,151 $11,208 $11,197 $11,197
===================================================================================================================

 Equity                           $ 2,245 $ 2,261 $ 2,307 $ 2,318 $  2,318 $ 2,382 $ 2,381 $ 2,427 $ 2,439 $ 2,439
 Preferred Stock NOT
    Subject to Mandatory
    Redemp                             74      74      74      74       74      74      74      74      74      74
 Long Term Debt and QUIDS           3,901   3,882   4,144   4,122    4,122   4,102   4,084   4,267   4,414   4,414
 Total Capitalization               6,220   6,217   6,525   6,514    6,514   6,558   6,539   6,768   6,927   6,927

 Restructured Debt                  1,902   1,895   1,626   1,619    1,619   1,611   1,604   1,371   1,195   1,195
 Short Term Debt                       37      30      42      61       61      45      44      44      76      76
 Other Current Liabilities          1,214   1,123   1,195   1,173    1,173   1,200   1,096   1,173   1,152   1,152
 Total Current Liabilities          3,153   3,048   2,863   2,853    2,853   2,856   2,744   2,588   2,423   2,423

 Total Deferred Credits and
    Other Liabilities               1,907   1,910   1,902   1,893    1,893   1,888   1,868   1,852   1,847   1,847
-------------------------------------------------------------------------------------------------------------------
 TOTAL CAPITALIZATION AND
    LIABILITIES                   $11,280 $11,175 $11,290 $11,260 $ 11,260 $11,302 $11,151 $11,208 $11,197 $11,197
===================================================================================================================

                       ALLEGHENY ENERGY, INC. CONSOLIDATED

                      PROJECTED CONDENSED INCOME STATEMENT

                       PROJECTIONS AS OF FEBRUARY 12, 2003
                              (MILLIONS OF DOLLARS)

                                                                           2003                                       2004
                                       QTR 1    QTR 2    QTR 3    QTR 4   ANNUAL   QTR 1    QTR 2    QTR 3   QTR 4   ANNUAL
-----------------------------------------------------------------------------------------------------------------------------
 Total Revenue                        $  857   $  741   $  802   $  773  $ 3,173   $  906  $  755   $  807   $  794  $3,262
 Total Operating Expense                 711      619      647      651    2,628      731     645      651      675   2,702
 Total Operating Income                  146      122      155      122      545      175     110      156      119     560
 Other Deductions                          3        2        2        3       10        3       3        3        3      12
 Income before Interest Charges          149      124      157      125      555      178     113      159      122     572
 Total Interest Expense                   95      107      109      113      424      114     112      111      110     447
 Income before Minority Interest          54       17       48       12      131       64       1       48       12     125
 Minority Interest                         0        0        1        0        1        0       0        1        0       1
 Preferred Dividends                       1        1        1        1        4        1       1        1        1       4
BALANCE FOR COMMON                     $  53    $  16   $   46   $   11  $   126   $   63  $    0   $   46   $   11  $  120
=============================================================================================================================

                       ALLEGHENY ENERGY, INC. CONSOLIDATED

                   PROJECTED CONDENSED STATEMENT OF CASH FLOWS

                       PROJECTIONS AS OF FEBRUARY 12, 2003
                              (MILLIONS OF DOLLARS)

                                                                             2003                                     2004
                                           QTR 1    QTR 2   QTR 3   QTR 4   ANNUAL  QTR 1   QTR 2   QTR 3   QTR 4    ANNUAL
  --------------------------------------------------------------------------------------------------------------------------
  CASH FLOWS FROM OPERATIONS
    Net Income                            $    54   $   17  $   48  $   12  $  131  $   64  $    1  $   48  $   12  $  125
    Depreciation and Amortization              80       80      82      82     324      86      86      86      86     344
    Net Deferred Investment Credits
         and Income Taxes                       0        0       0       0       0       0       0       0       0       0
    Change in Unrealized Gains on
         Commodity Contracts, Net             (23)       2      20      11      10      16      23      40      11      90
    Collateral Requirement                    (79)      55       1       0     (23)      0       0       0       0       0
    Change in Certain Assets and
         Liabilities                         (120)     (55)     86     (53)   (142)     14     (78)     81     (68)    (51)
  --------------------------------------------------------------------------------------------------------------------------
  NET CASH FROM OPERATIONS                    (88)      99     237      52     300     180      32     255      41     508
  ==========================================================================================================================

  CASH FLOWS USED IN INVESTING
    Utilitiy Construction Expenditures
         less AFUDC                           (88)     (91)    (69)    (65)   (313)    (80)    (88)    (81)    (78)   (327)
    Acquisition of Businesses and New
         Investment                          (348)       0       0       0    (348)      0       0       0       0       0
    Dividends from Subsidiaries                 0        0       0       0       0       0       0       0       0       0
    Other Investments                         (34)     (50)     (6)    (14)   (104)      0       0       0       0       0
  --------------------------------------------------------------------------------------------------------------------------
  NET CASH FROM INVESTING                    (470)    (141)    (75)    (79)   (765)    (80)    (88)    (81)    (78)   (327)
  ==========================================================================================================================

  CASH FLOWS FROM (USED IN) FINANCING
    Increase in Common Stock                    0        0       0       0       0       0       0       0       0       0
    Change in Long Term Debt                1,902       (8)    105      (8)  1,991      (7)     77     (33)     (1)     36
    Change in Long Term Debt Retirement      (100)     (20)   (112)    (22)   (254)    (20)   (103)    (17)    (28)   (168)
    Increase in Short Term Debt            (1,100)      (6)     12      19  (1,075)    (16)     (1)      0      32      15
    Preferred Dividends                        (1)      (1)     (1)     (1)     (4)     (1)     (1)     (1)     (1)     (4)
    Common Dividends                            0        0       0       0       0       0       0       0       0       0
    Other                                       0        0       0       0       0       0       0       0       0       0
  --------------------------------------------------------------------------------------------------------------------------
  NET CASH FROM FINANCING                     701      (35)      4     (12)    658     (44)    (28)    (51)      2    (121)
  --------------------------------------------------------------------------------------------------------------------------

  --------------------------------------------------------------------------------------------------------------------------
  NET CHANGE IN CASH                      $    143  $  (77) $  166  $  (39) $  193  $   56  $  (84) $  123  $  (35) $   60
  ==========================================================================================================================

      SUMMARY OF SIGNIFICANT PROJECTION ASSUMPTIONS AND ACCOUNTING POLICIES
                    FOR THE FISCAL YEARS ENDING 2003 AND 2004

         The Projections were derived from a financial forecast which presents, to the best of management's knowledge and belief, Allegheny Energy's and Allegheny Energy Supply's expected financial positions, results of operations, and changes in financial positions for the forecast period. Accordingly, the Projections reflect Allegheny Energy's and Allegheny Energy Supply's judgment, as of February 12, 2003, the date of the Projections, concerning expected conditions and Allegheny Energy's and Allegheny Energy Supply's courses of action. The assumptions disclosed herein are those which management believes are significant to the forecast. There will usually be differences between forecast and actual results because events and circumstances frequently do not occur as expected and those differences may be material.

         The Projections are based on the following assumptions, among others:

         ALLEGHENY ENERGY SUPPLY REVENUES:

     o Revenues are assumed primarily to be derived from provider of last resort contracts (81% in 2003 and 76% in 2004). The average contract price is assumed to increase approximately 4.3% from 2003 to 2004. These combined assumptions result in a decrease of 1.7% from 2003 to 2004 in Provider of Last Resort contract revenues.

     o Revenues from the sale of excess generation are projected to increase approximately 33% from 2003 to 2004 primarily as the result of an assumed increase in MWh sales of 34% over the same period.

          ALLEGHENY ENERGY SUPPLY COST OF REVENUES:

     o The average fuel cost is assumed to be flat from 2003 to 2004 based on current contracts.

     o Fuel cost is assumed to continue to be primarily coal related (85% in 2003 and 82% in 2004).

          ALLEGHENY ENERGY SUPPLY CAPITAL EXPENDITURES:

     o The Projections assume compliance with Clean Air Act SO2 requirements will be achieved with capital expenditures of approximately $50 million in 2003 and 2004.

     o Maintenance expenses required to be capitalized are assumed to increase approximately 46% based on the major outage schedule for all operating equipment and expansion and upgrading of landfills at the generating stations.

     o The Projections assume that Allegheny Energy Supply's 540 MW combined cycle facility under construction in Springdale, PA is completed by its forecasted completion date of August 2003.

     o Construction of a 540 MW gas-fired combined cycle facility in St. Joseph County, Indiana is assumed to be suspended until January 2005.

          ALLEGHENY ENERGY, INC. AND ALLEGHENY ENERGY SUPPLY FINANCING:

     o    Investment income is based on an assumed interest income rate of 2%.

     o It is assumed that $420 million of new money is advanced to Allegheny Energy Supply upon the closing of the consensual comprehensive restructuring but that the additional available $50 million is not advanced because it cannot be secured in compliance with applicable lien covenants.

     o The interest rate on all new debt is assumed to be LIBOR + 600 bps, and LIBOR is assumed to be 1.5% in 2003 to 2004 and 2.0% in 2005. It is assumed that as of July 2003 the Company will be required to treat $156 million of new debt as being 12.5% from its advance in February 2003 to its assumed repayment in September 2003.

     o The interest rate on $650 million of debt at Allegheny Energy Supply is assumed to increase by 50 basis points until July 2003, as a result of the notes representing the debt not having been registered.

     o Allegheny Energy, Inc. is projected to issue a $330 million 8% coupon mandatory convertible debt issue in September 2003, $200 million 8% coupon mandatory convertible debt issue in September 2004, and $175 million 8% coupon mandatory convertible debt issue in December 2004. Proceeds of $250 million in September 2003 and $175 million and $150 million in September and December 2004, respectively, are assumed to be contributed to Allegheny Energy Supply for required amortizations.

     o Required amortizations of $30 million annually in 2003 and 2004 for Allegheny Energy, Inc. and $250 million in 2003 and $350 million in 2004 for Supply are assumed.

     o The Projections do not take into account prepayments that the financing arrangements would require be made out of excess cashflows, which amounts are projected not to be material.

          ALLEGHENY ENERGY, INC. BASIC EARNINGS PER SHARE

     o Basic earnings per share on a consolidated basis based on 126 million shares outstanding are $1.00 and $.96 in 2003 and 2004 respectively.

                                    EXHIBIT A
                                    ---------



                        [LOGO OF ALLEGHENY ENERGY, INC.]





                              FOR IMMEDIATE RELEASE
                              ---------------------


         ALLEGHENY ENERGY REPORTS UNAUDITED CONSOLIDATED FINANCIAL DATA FOR NINE MONTHS ENDED SEPTEMBER 30, 2002

         HAGERSTOWN, MD., DECEMBER 19, 2002 - Allegheny Energy, Inc. (NYSE: AYE) today released unaudited consolidated financial data for the nine months ended September 30, 2002. This information was prepared for delivery to its lenders in the course of the Company's ongoing comprehensive financial review disclosed on November 4, 2002, when the Company announced it was delaying the release of third quarter results.

         The Company reported a consolidated net loss of $334.4 million (or a $2.67 loss per share) for the nine-month period, which includes a reduction in the market value of its energy trading portfolio to reflect changes in valuation model assumptions and market conditions; the cumulative effect of an accounting change related to the adoption of the Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets"; workforce reduction expenses; and other items.

         In the course of the comprehensive review of its financial records, Allegheny Energy has identified a number of required adjustments with respect to its 2002 financial statements that resulted from accounting errors. These adjustments are fully reflected in the unaudited financial data released today. Based on the results of this comprehensive review, the Company has determined that it and certain of its subsidiaries will have to restate their first and second quarter financial statements for 2002. The Company will release third quarter 2002 earnings data when the comprehensive review has been completed and will issue restated financial statements for the first and second quarters of 2002 as soon as possible thereafter.

         The Company completed an analysis of the potential impairment of goodwill related to the acquisition of its energy trading business in accordance with SFAS No. 142, as well as the potential impairment of its investment in its Midwest generating assets in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The Company concluded that these assets are not impaired.

         Allegheny Energy's unaudited consolidated financial data for the nine months ended September 30, 2002, includes the following items that contributed to the Company's reported net loss:

                                                                Pre-tax             After-Tax         Earnings per
                     (In millions)                                                                        Share
                                                                AMOUNT               AMOUNT
----------------------------------------------------------------------------------------------------------------------
o   Reduction in the market value of the energy
    trading portfolio                                           $(356.3)             $(217.6)            $(1.73)
----------------------------------------------------------------------------------------------------------------------
o   Cumulative effect of accounting change related
    to the adoption of SFAS No. 142                              (210.1)              (130.5)             (1.04)
----------------------------------------------------------------------------------------------------------------------
o   Workforce reduction expenses                                 (104.2)               (62.6)              (.50)
----------------------------------------------------------------------------------------------------------------------
o   Charges related to generating plant
    cancellations                                                 (51.8)               (31.4)              (.25)
----------------------------------------------------------------------------------------------------------------------
o   Impairment of unregulated investments                         (38.8)               (22.9)              (.18)
----------------------------------------------------------------------------------------------------------------------
o   Gain on Canaan Valley land sale                                 14.3                 11.9                .09
----------------------------------------------------------------------------------------------------------------------


         The comparative prior period ended September 30, 2001, included the following item that reduced net income:

                                                                Pre-tax             After-Tax         Earnings per
                     (In millions)                                                                        Share
                                                                AMOUNT               AMOUNT
----------------------------------------------------------------------------------------------------------------------
o   Cumulative effect of accounting change related
    to the adoption of SFAS No. 133                              $(52.3)              $(31.1)             $(.26)
----------------------------------------------------------------------------------------------------------------------


         Allegheny Energy is continuing discussions with banks, other lenders, and trading counterparties regarding outstanding defaults, needed amendments to existing agreements, and obtaining additional secured financing. As announced on October 21, 2002, the Company has received authority from the U.S. Securities and Exchange Commission (SEC) to borrow up to $2 billion on a secured basis, related to the refinancing. Additional approvals needed to implement this refinancing are still pending. In addition, the Company's subsidiaries,
Allegheny Energy Supply Company, LLC (Allegheny Energy Supply), and Allegheny Generating Company, have received extensions through December 31, 2002, on waivers from bank lenders under their credit agreements. The Company continues to  negotiate  with these and other  lenders  and is also  working  with the St.
Joseph County generating facility lenders concerning financial obligations related to this facility. If the Company is unable to successfully complete negotiations with these lenders, including arrangements with respect to inter-creditor issues, it would likely be obliged to seek bankruptcy protection.


         As previously announced, Allegheny Energy has already taken steps to reduce its cost structure, preserve cash, and strengthen its balance sheet, including reducing the Company's reliance on its wholesale energy trading business; significantly reducing pre-tax operating expenses in 2002; cancelling the development of several generating facilities, saving $700 million in capital expenditures over the next several years; reducing the workforce by approximately 10 percent through a voluntary early retirement option, normal attrition, and selected staff reductions; and suspending the dividend on its common stock.

         The Company actively continues its work to resolve the following issues which are critical to its financial stability and long-term performance:

     o    satisfactory completion of asset sales and/or the issuance of equity;

     o    satisfactory   outcome  of  Federal   Energy   Regulatory   Commission
          proceedings in which the validity of the Company's contracts with the California Department of Water Resources is challenged;

     o satisfactory resolution of litigation with Merrill Lynch regarding the Allegheny Energy Global Markets acquisition (in which Merrill Lynch is claiming $115 million plus interest and the Company has filed counter claims against Merrill Lynch);

     o satisfactory resolution of trading counterparties' current and future demands in settlement of terminated trades and collateral in respect of ongoing positions; and

     o    continued transition of the Company to refocus on its core businesses.

         Information regarding results for Allegheny Energy Supply for the first nine months of 2002 is included in the Company's Form 8-K filed today with the SEC.

         With headquarters in Hagerstown, Md., Allegheny Energy is an integrated energy company with a balanced portfolio of businesses, including Allegheny
Energy Supply, which owns and operates electric generating facilities and supplies energy and energy-related commodities in selected domestic retail and wholesale markets; Allegheny Power, which delivers low-cost, reliable electric and natural gas service to about three million people in Maryland, Ohio, Pennsylvania, Virginia, and West Virginia; and a business offering fiber-optic and data services, energy procurement and management, and energy services. More information about the Company is available at www.alleghenyenergy.com.

         Certain   statements   contained  herein   constitute   forward-looking
statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy's operations, markets, products, services, prices, capital expenditures, development activities, and future plans. Such factors include, among others, the following: changes in general, economic, and business conditions; changes in the price of electricity and natural gas; changes in industry capacity; changes in technology; changes in financial and capital market conditions; changes in political and social conditions, deregulation activities and the movement toward competition in the states served by our operations; the effect of regulatory and legislative decisions;
regulatory approvals and conditions; the loss of any significant customers; litigation; and changes in business strategy or business plans.

                             ALLEGHENY ENERGY, INC.

                           ADJUSTED FINANCIAL RESULTS

       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND SEPTEMBER 30, 2001
                                 (IN THOUSANDS)

                                    YEAR-TO-DATE                                              2002                 2001
-----------------------------------------------------------------------------------    ------------------  --------------------
Consolidated net income (loss)                                                         $      (334,379)    $       353,208

LESS: ADJUSTMENTS TO CONSOLIDATED NET INCOME:
   Reduction in the market value of the energy trading portfolio                              (217,564)                 -
   Cumulative effect of accounting change related to the adoption of SFAS
     No. 142                                                                                       (130,514)                 -
   Workforce reduction expenses                                                                (62,604)                 -
   Charges related to generating plant cancellations                                           (31,377)                 -
   Impairment of unregulated investments                                                       (22,954)                 -
   Gain on Canaan Valley land sale                                                              11,917                  -
   Cumulative effect of accounting change related to the adoption of SFAS
     No. 133                                                                                             -              (31,147)
                                                                                       ------------------  --------------------
        Total of adjustments to consolidated net income                                       (453,096)            (31,147)
                                                                                       ------------------  --------------------
   Adjusted consolidated net income                                                    $       118,717     $       384,355
                                                                                       ==================  ====================

                             ALLEGHENY ENERGY, INC.
                     COMPARISON OF EARNINGS (LOSS) PER SHARE
       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 VS. SEPTEMBER 30, 2001
                             (IN DOLLARS PER SHARE)

                                                                                  UNAUDITED
                                                                                YEAR-TO-DATE
                                                                ---------------------------------------------
                                                                     2002            2001         VARIANCE
                                                                -------------   -------------   -------------
EARNINGS PER SHARE
   Basic consolidated earnings (loss) per share                 $     (2.665)   $      2.982    $     (5.647)
                                                                =============   =============   =============

EPS VARIANCE RECONCILIATION
   Net revenues (Note 1)                                                                        $     (3.571)
                                                                                                -------------
                                                                                                -------------
   Operation expense                                                                                  (0.412)
                                                                                                -------------

   OTHER:
      Workforce reduction expenses                                                                    (0.529)
      Depreciation and amortization                                                                   (0.060)
      Taxes other than income taxes                                                                   (0.004)
      Other income and expenses                                                                       (0.138)
      Interest charges and preferred dividends                                                        (0.084)
      Minority interest                                                                                0.057
      Issuance of shares                                                                               0.096
      Change in effective income tax rate                                                             (0.255)
      All other                                                                                        0.030
                                                                                                -------------
         Other                                                                                        (0.887)
                                                                                                -------------
                                                                                                =============
         Income before accounting change                                                              (4.870)
                                                                                                -------------

Cumulative effect of accounting change                                                                (0.777)

                                                                                                -------------
      Consolidated net income (loss)                                                            $     (5.647)
                                                                                                =============


Note 1:  Reflects  revenues  less the cost of fuel  consumed for  electric  generation,  purchased  energy and transmission, natural gas purchases, deferred power costs, and cost of goods sold.


                             ALLEGHENY ENERGY, INC.
                                SALES VOLUME DATA
       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND SEPTEMBER 30, 2001


                              YEAR-TO-DATE                                     2002           2001          VARIANCE
-------------------------------------------------------------------------- -------------- --------------- -------------
DELIVERY AND SERVICES REGULATED ELECTRIC SALES (GIGAWATT-HOURS)
(NOTE 1)
   Residential                                                               $   11,216      $   10,927          2.6%
   Commercial                                                                     7,525           7,262          3.6%
   Industrial                                                                    14,915          14,805          0.7%
   Municipals and street lighting                                                 1,125           1,153         -2.4%
                                                                           -------------- ---------------
      Total                                                                      34,781          34,147          1.9%
                                                                           ============== ===============

Delivery and services regulated gas sales (MMcfs)                                43,596          46,132          5.5%

Note 1: Excludes affiliated and bulk power transmission sales.

                             ALLEGHENY ENERGY, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          UNAUDITED
                                                                      NINE MONTHS ENDED
                                                                         SEPTEMBER 30,
                                                                 2002                  2001*
                                                          ------------------      ----------------
TOTAL OPERATING REVENUES                                  $     2,324,726         $  2,592,433

COST OF REVENUES:
   Fuel consumed for electric generation                          436,885              438,062
   Purchased energy and transmission                              265,107              222,317
   Natural gas purchases                                          431,977               99,084
   Deferred energy costs, net                                       7,608               (5,450)
   Other                                                           76,528               26,397
                                                          ------------------      ----------------
      Total cost of revenues                                    1,218,105              780,410
                                                          ------------------      ----------------
NET REVENUES                                                    1,106,621            1,812,023
                                                          ------------------      ----------------

OTHER OPERATING EXPENSES:
   Workforce reduction expenses                                   104,170                  ---
   Operation expense                                              696,182              614,805
   Depreciation and amortization                                  232,870              220,696
   Taxes other than income taxes                                  163,646              162,871
                                                          ------------------      ----------------
      Total other operating expenses                            1,196,868              998,372
                                                          ------------------      ----------------
OPERATING INCOME (LOSS)                                           (90,247)             813,651
                                                          ------------------      ----------------

OTHER INCOME AND EXPENSES                                         (26,412)               7,061

INTEREST CHARGES AND PREFERRED DIVIDENDS:
   Interest on long-term debt and other interest                  230,378              210,680
   Allowance for borrowed funds used during
      construction and interest capitalized                        (9,599)              (6,684)
   Dividends on preferred stock of subsidiaries                     3,778                3,780
                                                          ------------------      ----------------
      Total interest charges and preferred dividends              224,557              207,776
                                                          ------------------      ----------------

--------------------

* Certain amounts have been reclassified for comparative purposes.

                             ALLEGHENY ENERGY, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (IN THOUSANDS, EXCEPT PER SHARE DATA) (CONTINUED)

                                                                                       UNAUDITED
                                                                                  NINE MONTHS ENDED
                                                                                      SEPTEMBER 30,
                                                                             2002                     2001*
                                                                      ----------------            -------------

CONSOLIDATED INCOME (LOSS) BEFORE INCOME TAXES,
    MINORITY INTEREST, AND CUMULATIVE EFFECT OF
    ACCOUNTING CHANGE                                                       (341,216)                   612,936

FEDERAL AND STATE INCOME TAX EXPENSE (BENEFIT)                              (132,871)                   226,314

MINORITY INTEREST                                                             (4,480)                     2,267
                                                                      ----------------            -------------

CONSOLIDATED INCOME (LOSS) BEFORE CUMULATIVE
    EFFECT OF ACCOUNTING CHANGE                                             (203,865)                   384,355
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET                                 (130,514)                   (31,147)
                                                                      ----------------            -------------
CONSOLIDATED NET INCOME (LOSS)                                        $     (334,379)             $     353,208
                                                                      ================            =============

   Average common shares outstanding                                     125,460,716                118,434,527
   Average diluted common shares outstanding                             125,790,364                118,920,222

BASIC EARNINGS PER SHARE:
   Consolidated income (loss) before cumulative effect of
    accounting change                                                 $       (1.63)              $       3.24
   Cumulative effect of accounting change, net                                (1.04)                     (0.26)
                                                                      ----------------            -------------
   Consolidated net income (loss)                                     $       (2.67)              $       2.98
                                                                      ================            =============

DILUTED EARNINGS PER SHARE:
   Consolidated income (loss) before cumulative effect
      of accounting change                                            $       (1.63)              $       3.23
   Cumulative effect of accounting change, net                                (1.04)                     (0.26)
                                                                      ----------------            -------------
   Consolidated net income (loss)                                     $       (2.67)              $       2.97
                                                                      ================            =============

--------------------
* Certain amounts have been reclassified for comparative purposes.

                             ALLEGHENY ENERGY, INC.
                           CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                             UNAUDITED
                                                            SEPTEMBER 30,                 DECEMBER 31,
                                                                2002                         2001*
                                                         ------------------            -----------------

ASSETS:
CURRENT ASSETS:
   Cash and temporary cash investments                   $      235,231                $       37,980
   Accounts receivable:
   Billed:
     Customer                                                   356,902                       350,349
     Other                                                      113,787                        44,613
   Unbilled                                                     122,890                       169,612
   Allowance for uncollectible accounts                         (33,309)                      (32,796)
   Materials and supplies - at average cost:
     Operating and construction                                 111,856                       104,965
     Fuel                                                       115,013                        82,390
     Commodity contracts                                        186,717                       297,879
     Taxes receivable                                           155,628                       124,718
     Other, including current portion of
      regulatory assets                                         140,685                       133,200
                                                         ------------------            -----------------
                                                              1,505,400                     1,312,910
                                                         ------------------            -----------------
PROPERTY, PLANT, AND EQUIPMENT:
   In service, at cost                                       10,888,209                    10,660,177
   Construction work in progress                                427,826                       426,706
                                                         ------------------            -----------------
                                                             11,316,035                    11,086,883
   Accumulated depreciation                                  (4,422,817)                   (4,233,868)
                                                         ------------------            -----------------

                                                              6,893,218                     6,853,015
                                                         ------------------            -----------------

INVESTMENTS AND OTHER ASSETS:
   Excess of cost over net assets acquired
   (Goodwill)                                                   397,984                       603,615
   Benefit plans' investments                                    63,749                       102,078
   Unregulated investments                                       58,116                        66,422
   Intangible assets                                             11,509                        43,045
   Other                                                          4,316                         4,135
                                                         ------------------            -----------------
                                                                535,674                       819,295
                                                         ------------------            -----------------
DEFERRED CHARGES:
   Commodity contracts                                        1,252,725                     1,457,504
   Regulatory assets                                            570,882                       594,182
   Other                                                        115,593                       130,646
                                                         ------------------            -----------------
                                                              1,939,200                     2,182,332
                                                         ------------------            -----------------

TOTAL ASSETS                                             $   10,873,492                $   11,167,552
                                                         ==================            =================

* Certain amounts have been reclassified for comparative purposes.

                             ALLEGHENY ENERGY, INC.
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                                 (IN THOUSANDS)

                                                                         UNAUDITED
                                                                        SEPTEMBER 30,                   DECEMBER 31,
                                                                            2002                           2001*
                                                                      ------------------             ------------------
    STOCKHOLDERS' EQUITY AND LIABILITIES:
    CURRENT LIABILITIES:
       Short-term debt                                                $    1,138,131                 $    1,238,728
       Long-term debt due within one year                                    425,643                        353,054
       Accounts payable                                                      462,720                        373,958
       Taxes accrued:
         Federal and state income                                             91,138                         21,613
         Other                                                                82,978                         99,393
       Adverse power purchase commitments                                     20,080                         24,839
       Deferred income taxes                                                  44,948                        186,933
       Commodity contracts                                                   341,941                        512,788
       Other, including current portion of regulatory liabilities            190,342                        238,504
                                                                      ------------------             ------------------
                                                                           2,797,921                      3,049,810
                                                                      ------------------             ------------------

    LONG-TERM DEBT AND QUIDS                                               3,513,760                      3,200,421

    DEFERRED CREDITS AND OTHER LIABILITIES:
       Commodity contracts                                                   498,481                        482,225
       Unamortized investment credit                                          97,785                        102,589
       Deferred income taxes                                               1,008,121                        972,910
       Obligations under capital leases                                       35,590                         35,309
       Regulatory liabilities                                                109,063                        108,055
       Adverse power purchase commitments                                    240,913                        253,499
       Other                                                                 204,163                        148,774
                                                                      ------------------             ------------------
                                                                           2,194,116                      2,103,361
                                                                      ------------------             ------------------

    MINORITY INTEREST                                                         33,343                         29,991

    PREFERRED STOCK                                                           74,000                         74,000

    STOCKHOLDERS' EQUITY:
       Common stock                                                          157,890                        156,596
       Other paid-in capital                                               1,440,513                      1,421,117
       Retained earnings                                                     656,196                      1,152,487
       Treasury stock                                                           (244)                           ---
       Other comprehensive income                                              5,997                        (20,231)
                                                                      ------------------             ------------------

                                                                           2,260,352                      2,709,969
                                                                      ------------------             ------------------

    TOTAL STOCKHOLDERS' EQUITY AND LIABILITIES                        $   10,873,492                 $   11,167,552
                                                                      ==================             ==================

      *Certain amounts have been reclassified for comparative purposes.

                      ALLEGHENY ENERGY SUPPLY COMPANY, LLC
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                              UNAUDITED
                                                                                          NINE MONTHS ENDED
                                                                                            SEPTEMBER 30,
                                                                                       2002                2001*
                                                                                   --------------      --------------
OPERATING REVENUES:
   Retail                                                                          $    57,771         $    113,238
   Wholesale                                                                          (233,648)             383,051
   Affiliated                                                                          847,774              845,362
                                                                                   --------------      --------------
     Total operating revenues                                                          671,897            1,341,651
                                                                                   --------------      --------------

COST OF REVENUES:
   Fuel consumed for electric generation                                               342,623              327,213
   Purchased energy and transmission                                                   127,432              190,764
                                                                                   --------------      --------------
     Cost of revenues                                                                  470,055              517,977
                                                                                   --------------      --------------
NET REVENUES                                                                           201,842              823,674

OTHER OPERATING EXPENSES:
   Workforce reduction expenses                                                         40,880                   --
   Operation expense                                                                   306,624              259,245
   Depreciation and amortization                                                        91,083               80,737
   Taxes other than income taxes                                                        49,027               50,681
                                                                                   --------------      --------------
     Total other operating expenses                                                    487,614              390,663
                                                                                   --------------      --------------
OPERATING INCOME (LOSS)                                                               (285,772)             433,011
                                                                                   --------------      --------------

OTHER INCOME AND EXPENSES                                                               (3,667)               4,938

INTEREST CHARGES:
   Interest on long-term debt and other interest                                       116,806               78,593
   Interest capitalized                                                                 (6,920)              (4,545)
                                                                                   --------------      --------------
     Total interest charges                                                            109,886               74,048
                                                                                   --------------      --------------
CONSOLIDATED INCOME (LOSS) BEFORE INCOME TAXES, MINORITY INTEREST, AND
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                             (399,325)             363,901

FEDERAL AND STATE INCOME TAX EXPENSE (BENEFIT)                                        (154,093)             129,044

MINORITY INTEREST                                                                        3,125                3,646
                                                                                   --------------      --------------

CONSOLIDATED INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE              (248,357)             231,211
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET                                                 --              (31,147)
                                                                                   --------------      --------------
CONSOLIDATED NET INCOME (LOSS)                                                     $  (248,357)        $    200,064
                                                                                   ==============      ==============

* Certain amounts have been reclassified for comparative purposes.

                      ALLEGHENY ENERGY SUPPLY COMPANY, LLC
                           CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                 UNAUDITED
                                                                SEPTEMBER30,       DECEMBER 31,
                                                                    2002              2001*
                                                               ---------------     --------------

ASSETS
CURRENT ASSETS:
  Cash and temporary cash investments                            $  143,834          $   20,909
  Accounts receivable:
   Nonaffiliated                                                    183,899             121,771
   Affiliates, net                                                   28,421              53,239
   Allowance for uncollectible accounts                              (1,935)             (2,400)
  Materials and supplies - at average cost:
   Operating and construction                                        56,092              52,757
   Fuel                                                              57,604              41,240
  Taxes receivable                                                  127,733              95,247
  Commodity contracts                                               186,717             297,879
  Other                                                              34,052              21,510
                                                               ---------------     --------------
                                                                    816,417             702,152
                                                               ---------------     --------------

PROPERTY, PLANT, AND EQUIPMENT:
  In service, at cost                                             5,200,027           5,010,818
  Construction work in progress                                     271,520             340,772
                                                               ---------------     --------------
                                                                  5,471,547           5,351,590
  Accumulated depreciation                                       (2,053,675)         (1,958,613)
                                                               ---------------     --------------
                                                                  3,417,872           3,392,977
                                                               ---------------     --------------

INVESTMENTS INCLUDING INTANGIBLES:
  Excess of cost over net assets acquired (Goodwill)                367,287             367,287
  Unregulated investments                                            28,658               7,105
                                                               ---------------     --------------
                                                                    395,945             374,392
                                                               ---------------     --------------

DEFERRED CHARGES:
  Commodity contracts                                             1,252,725           1,457,504
  Other deferred charges                                             73,505              49,117
                                                               ---------------     --------------
                                                                  1,326,230           1,506,621
                                                               ---------------     --------------

TOTAL ASSETS                                                     $5,956,464          $5,976,142
                                                               ===============     ==============

                      ALLEGHENY ENERGY SUPPLY COMPANY, LLC
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                                 (IN THOUSANDS)


                                                                 UNAUDITED
                                                                SEPTEMBER30,        DECEMBER 31,
                                                                    2002                2001*
                                                                ------------        ------------

MEMBERS' EQUITY AND LIABILITIES
CURRENT LIABILITIES:
  Long-term debt due within one year                             $  287,693          $  219,108
  Notes payable to parent and affiliates                                ---             387,850
  Short-term debt                                                   803,146             685,895
  Accounts payable                                                  276,074             184,108
  Deferred income taxes                                              64,393             209,949
  Taxes accrued:
   Federal and state income                                           2,534               1,465
   Other                                                             28,531              24,120
  Commodity contracts                                               343,837             515,183
  Other                                                              49,896              62,632
                                                                ------------        ------------
                                                                  1,856,104           2,290,310
                                                                ------------        ------------

LONG-TERM DEBT                                                    1,548,619           1,130,041

MINORITY INTEREST                                                    31,190              30,476

DEFERRED CREDITS AND OTHER LIABILITIES:
  Commodity contracts                                               503,056             489,950
  Deferred income taxes                                             536,802             412,707
  Other                                                             105,444              97,972
                                                                ------------        ------------
                                                                  1,145,302           1,000,629
                                                                ------------        ------------

MEMBERS' EQUITY                                                   1,375,249           1,524,686

TOTAL MEMBERS' EQUITY AND LIABILITIES                            $5,956,464          $5,976,142
                                                                ============        ============

* Certain amounts have been reclassified for comparative purposes.



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